UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
July 24, 2015
KEMET Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-15491 (Commission File Number)	57-0923789 (IRS Employer Identification No.)

2835 KEMET Way Simpsonville, SC(Address of principal executive offices)	29681(Zip Code)

(864) 963-6300
(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

ITEM 5.07    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On July 24, 2015, KEMET Corporation (the "Company") held its Annual Meeting of Stockholders (the "Annual Meeting"). At the Annual Meeting, three proposals were voted upon by the Company's stockholders. The proposals are described in the Company's definitive proxy statement filed with the Securities and Exchange Commission on June 12, 2015. The following are the voting results for each matter submitted to the Company's stockholders at the Annual Meeting.
1.    Election of Directors
The stockholders of the Company elected each of the director nominees proposed by the Company's Board of Directors to serve three-year terms to expire in 2018 with the following vote:

	For	Against	Abstentions	Broker Non-Votes
Dr. Wilfried Backes	22,700,880	8,163,906	21,281	12,377,459
Gurminder S. Bedi	22,682,593	8,182,193	21,281	12,377,459
Per-Olof Loof	26,387,430	4,477,180	21,457	12,377,459
2.    Ratification of the Appointment of Ernst & Young LLP
The stockholders of the Company ratified the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2016 with the following vote:

For	Against	Abstentions	Broker Non-Votes
41,145,110	2,066,211	52,205	—
3.    Advisory Approval of Compensation Paid to Named Executive Officers
The stockholders of the Company approved, on an advisory basis, the compensation paid to the Company's named executive officers with the following vote:

For	Against	Abstentions	Broker Non-Votes
22,229,764	8,543,422	112,881	12,377,459

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 27, 2015

KEMET CORPORATION

By:    /s/ R. James Assaf__________
R. James Assaf
Senior Vice President, General Counsel and Secretary